UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2010

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement

Underwriting Agreement

On September 16, 2010, NPS Pharmaceuticals, Inc. (the “Company” or “NPS”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Canaccord Genuity Inc., pursuant to which the Company agreed to offer and sell 6,880,000 shares of its common stock in an underwritten public offering at a public offering price of $6.00 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 1,032,000 shares to cover over-allotments, if any.  The Company expects to receive approximately $38.6 million in net proceeds from the Offering, after underwriting fees and discounts and other offering expenses, or approximately $44.4 million if the underwriters exercise their over-allotment option in full.  The shares are expected to be delivered to the underwriters on or about September 21, 2010, subject to the satisfaction of customary closing conditions.

The shares are being offered and sold in the Offering pursuant to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-159321) (the “Registration Statement”), as supplemented by a prospectus supplement dated September 16, 2010.

The above description of the Underwriting Agreement is qualified in its entirety by the full text of the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and is incorporated by reference herein.

A copy of the opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP relating to the legality of the issuance and sale of shares pursuant to the Registration Statement is attached hereto as Exhibit 5.1.

Amendment of Equity Line of Credit Arrangement with Azimuth Opportunity Ltd.

As previously disclosed in the Company’s Current Report on Form 8-K, filed on August 6, 2009, the Company entered into a Common Stock Purchase Agreement, dated August 5, 2009 (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”).  Pursuant to the Purchase Agreement, NPS may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell shares of its common stock to Azimuth.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $40,000,000 of NPS common stock over the 18-month term of the Purchase Agreement (the “Aggregate Limit”), subject to an aggregate limit on the NPS common stock sold of 9,511,760 shares.  Subject to certain conditions, the Company has the right to amend the Purchase Agreement, effective automatically upon written notice to Azimuth, to reduce the Aggregate Limit by a specified dollar amount of common stock for the purpose of enabling the Company to utilize the Registration Statement to consummate an underwritten public offering of common stock.

In connection with the Offering, the Company delivered a notice to Azimuth on September 15, 2010 for the purpose of reducing the Aggregate Limit by $36,503,579.35 of NPS common stock.  The Company has the right to further amend the Purchase Agreement at a later date to increase the Aggregate Limit, subject to the terms and conditions of the Purchase Agreement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected closing of the Offering described herein and the Company’s receipt of net proceeds therefrom.  Actual events or results may differ materially from our expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable condition precedents under the Underwriting Agreement and the Underwriters’ compliance with their obligations to purchase shares pursuant to the Offering.  These forward-looking statements represent the Company’s judgment at the time of the filing of this Current Report on Form 8-K.  The Company disclaims any obligation to update these forward-looking statements, other than as may be required under applicable law.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 16, 2010, by and among NPS Pharmaceuticals, Inc., and Jefferies & Company, Inc. and Canaccord Genuity Inc.

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 16, 2010, by and among NPS Pharmaceuticals, Inc., and Jefferies & Company, Inc. and Canaccord Genuity Inc.

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP